UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 20, 2019

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada		000-50028	46-0484987
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
3131 Las Vegas Boulevard South
Las Vegas,	Nevada		89109
(Address of principal executive offices)			(Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	WYNN	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture for 5.125% Senior Notes due 2029

On September 20, 2019, Wynn Resorts, Limited (the “Company”) announced that Wynn Resorts Finance, LLC (formerly known as Wynn America, LLC) (“WRF”) and its subsidiary, Wynn Resorts Capital Corp. (together with WRF, the “Issuers”), each an indirect wholly-owned subsidiary of the Company, issued $750 million aggregate principal amount of 5.125% Senior Notes due 2029 (the “Notes”) pursuant to an indenture (the “Indenture”) among the Issuers, the guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”). The Notes were offered and sold in reliance on exemptions from the registration requirements of the Securities Act of 1933. The Notes will mature on October 1, 2029. Interest is payable in cash semi-annually on April 1 and October 1 of each year, beginning on April 1, 2020.

The Notes are jointly and severally guaranteed by each of WRF’s existing domestic restricted subsidiaries that guarantee indebtedness under the Credit Agreement (defined below), including Wynn Las Vegas, LLC and each of its subsidiaries that guarantees its existing senior notes due 2023, 2025 and 2027.

The Issuers may redeem some or all of the Notes at any time at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed plus a “make-whole” premium and accrued and unpaid interest. On or after July 1, 2029, the Issuers may redeem some or all of the Notes at the redemption prices set forth in the Indenture plus accrued and unpaid interest. The Notes are subject to disposition and redemption requirements imposed by gaming laws and regulations of applicable gaming regulatory authorities.

The Indenture contains covenants that limit the ability of the Issuers and the guarantors to, among other things, (1) enter into sale-leaseback transactions, (2) create or incur liens to secure debt, and (3) merge, consolidate or sell all or substantially all of the Issuers’ assets. These covenants are subject to exceptions and qualifications set forth in the Indenture.

In the event of a change of control triggering event, the Issuers must offer to repurchase the Notes at a repurchase price equal to 101% of the aggregate principal amount thereof plus any accrued and unpaid interest, to, but not including, the repurchase date.

The Indenture also contains customary events of default, including (1) failure to make required payments, (2) failure to comply with certain covenants, (3) failure to pay certain other indebtedness, (4) certain events of bankruptcy and insolvency, and (5) failure to pay certain judgments. An event of default under the Indenture allows either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes, as applicable, issued under such Indenture to accelerate the amounts due under the Notes, or in the case of a bankruptcy or insolvency, will automatically cause the acceleration of the amounts due under the Notes.

Credit Agreement

On September 20, 2019, WRF and certain of its subsidiaries entered into a credit agreement (the “Credit Agreement”) with Deutsche Bank AG New York Branch, as administrative agent and collateral agent (the “Agent”), and the other lenders party thereto, providing for senior secured financing of up to $1,850 million, consisting of (1) a senior secured term loan facility in an aggregate principal amount of $1,000 million, which will mature in 2024 (the “Term A Loan Facility” and the loans thereunder, the “Term A Loans”), and (2) a senior secured revolving credit facility in an aggregate principal amount of $850 million, which will mature in 2024 (the “Revolving Credit Facility” and, together with the Term A Loan Facility, the “Senior Secured Credit Facilities”). WRF drew approximately $25 million under the Revolving Credit Facility at closing to pay for transaction fees and expenses.

The Senior Secured Credit Facilities allow WRF to (1) establish additional Term A Loans and/or establish one or more new tranches of term loans and/or (2) increase commitments under the Revolving Credit Facility and/or add one or more new tranches of revolving facilities, in an aggregate amount not to exceed the sum of (a) the greater of $500 million and 50% of consolidated EBITDA for the most recent four-quarter period plus (b) an unlimited amount subject to compliance with a consolidated total secured net leverage ratio as set out in the Credit Agreement.

The Senior Secured Credit Facilities are guaranteed by each of WRF’s existing and future wholly owned domestic restricted subsidiaries, subject to certain exceptions, and are secured by a first priority lien on substantially all of WRF’s and each of the guarantors’ existing and future property and assets, subject to certain exceptions, including a limitation on the amount of collateral granted by Wynn Las Vegas, LLC (“WLV”)and its subsidiaries so as to not violate the indenture governing WLV’s outstanding senior notes.

Borrowings under the Senior Secured Credit Facilities bear interest at a rate equal to, at WRF’s option, either (1) LIBOR determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs and subject to a floor of 0.00% or (2) a base rate determined by reference to the greatest of the federal funds rate plus 0.50%, the prime rate as determined by the Agent, the one-month LIBOR rate plus 1.00%, and 1.00%, in each case plus an applicable margin. In addition, on a quarterly basis, the Company is required to pay each lender under the Revolving Credit Facility a 0.25% commitment fee in respect of commitments under the Revolving Credit Facility.

The Senior Secured Credit Facilities contain covenants that limit the ability of WRF and its restricted subsidiaries to, among other things, (1) incur additional indebtedness, (2) pay dividends or make certain other restricted payments, (3) sell assets, (4) make certain investments, and (5) grant liens. These covenants are subject to exceptions and qualifications set forth in the Credit Agreement.

All borrowings under the Senior Secured Credit Facilities are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties subject to certain exceptions.

The foregoing descriptions of the Indenture and the Credit Agreement are qualified in their entirety by reference to the full text of each of the Indenture and the Credit Agreement, which will be filed as exhibits to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under Item 1.01 above is hereby incorporated by reference in its entirety into this Item 2.03.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: September 20, 2019	By:	/s/ Ellen F. Whittemore
Ellen F. Whittemore
Executive Vice President and General Counsel